UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

RADNET, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

As a stockholder of Radnet, Inc. you are receiving this supplement to the Proxy Statement that was first made available to stockholders on or about April 28, 2021, for the 2021 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”) to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Thursday, June 10, 2021, commencing at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. We urge you to read this supplement together with the Proxy Statement.

Important Notice Regarding Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders: The Proxy Statement for the 2021 Annual Meeting of Stockholders, the Proxy Card and the 2020 Annual Report are available at www.proxyvote.com.

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We are supplementing the disclosure in the Proxy Statement to clarify of the effect of abstentions on the voting for the proposals. Page 5 of the Proxy Statement discussing Broker Non-Votes and Abstentions is revised and supplemented to read as follows:

Broker Non-Votes and Abstentions

If you hold your shares in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1, Proposal No. 3 and Proposal No. 4.

Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Under the applicable rules of the exchanges and other self-regulatory organizations, brokers will generally have discretionary authority to vote on routine matters. You must instruct your bank, broker or nominee on how to vote your shares for Proposal No. 1, Proposal No. 3 and Proposal No. 4 in order for your vote to count for those proposals.

Abstentions will be included in the number of shares present and entitled to vote on the proposal in question. Accordingly, abstentions will have the effect of a vote of “WITHHOLD” for a director in Proposal 1, and “AGAINST” Proposal 2, Proposal 3, or Proposal 4.

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You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, by following the instructions in the Proxy Statement. If you have already voted and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.